Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in this Registration Statement on Form S-1 of Peraso Inc. of our report, dated March 31, 2022, relating to their consolidated financial statements, which appears in the Annual Report on Form 10-K filed on March 31, 2022, and to the reference to our firm under the heading “Experts” in the prospectus.

/s/ Weinberg & Company, P.A.

WEINBERG & COMPANY, P.A.

Los Angeles, California

December 15, 2022